Exhibit 99.1


 For Immediate Release:


  First Cash Announces Acquisition of Buy-Here/Pay-Here Automotive Retailer
         ______________________________________________________________

                    Earnings Forecast Increased for 2006;
     Fiscal 2007 Earnings Guidance Initiated at $1.25 to $1.30 per Share


 ARLINGTON, Texas (August 28, 2006) -- First Cash Financial Services, Inc. today announced the acquisition of Auto Master, an automotive retailer and related finance company focused exclusively on the "Buy-Here/Pay-Here" segment of the used vehicle market. The definitive stock purchase agreement for the privately-held Auto Master group was signed and closed on August 25, 2006. The purchase price, in the amount of $33.7 million, was funded through a combination of cash, First Cash's credit facility and notes payable to the sellers. The Company also announced that it has increased its earnings estimate for 2006 and initiated guidance for 2007 earnings.

 Auto Master, based in Northwest Arkansas, owns and operates eight Buy-Here/Pay-Here automobile dealerships located in Arkansas, Missouri and Oklahoma, which specialize in the sale of clean, moderately-priced used vehicles. The customers of Auto Master, many of whom are "under-banked" or otherwise credit-challenged, typically utilize the dealerships' in-house financing programs, which feature affordable down payments and weekly or bi-weekly payment plans. Total revenues of Auto Master were $44 million in its 2005 fiscal year and unaudited revenues are projected to be in a range of $53 million to $55 million for its 2006 fiscal year.

 "This acquisition represents an exciting and important strategic initiative for First Cash," stated Rick Wessel, Vice Chairman of the Board. "We believe that Auto Master has a demonstrated track record of growth and profitability, and an excellent business model on which we can build and expand. We intend to accelerate this business through our financial, strategic and technology resources. The Auto Master management team shares our corporate values and vision; we fully expect that this will be an excellent fit within the First Cash organization and a significant new growth opportunity for the future. In addition, the acquisition of Auto Master expands and diversifies the First Cash product suite within the growing specialty consumer finance industry. We continue to broaden the range of products and financial services available to our customers."

 The Auto Master dealerships are modern, high-volume facilities located on major streets in well-populated markets. In addition to their strategic locations, the dealerships rely on a coordinated advertising program, repeat customers and referrals to generate sales volume. Auto Master utilizes full-time, in-house buyers to source used vehicle inventories from a ten-state area. All vehicle inventory acquisitions are processed through a central reconditioning facility located in Northwest Arkansas, near Bentonville, for necessary repairs and detailing before being delivered to the retail locations. The consolidated purchasing and reconditioning functions, along with centralized inventory and sales management, allow Auto Master to maintain consistently strong retail margins on its vehicle sales. Most of the Company's underwriting, collection and other administrative functions are based at the same central facility.

 Historically, Buy-Here/Pay-Here automobile retailing has been a highly fragmented and under-capitalized industry. Recent trends indicate that larger, professionally-managed operators, such as Auto Master, have been able to capture market share through advertising, better inventory selection, quality control and greater resources for customer financing. According to Mr. Wessel, "We are impressed with Auto Master's growth opportunities and the positive short- and long-term potential for the Buy-Here/Pay-Here industry as a whole. Auto Master is well positioned to expand within the six-state region surrounding its Northwest Arkansas hub. In addition, we believe that projected population growth trends in the south and southwest, especially among "un-banked" or "under-banked" consumers, should continue to create long-term demand for affordable used vehicles and financing, as well as opportunities for expansion into other markets where First Cash operates."

 In anticipation of this transaction, the Company has amended its existing long-term bank credit facility to increase the amount available under the line of credit from $25 million to $50 million and to extend the term of the facility until April 2009. The line of credit will continue to bear interest at the prevailing LIBOR rate plus a fixed margin of 1.375%. The Company is utilizing funds drawn on the line of credit to fund a portion of the acquisition purchase, but expects to have significant additional borrowing capacity under the facility to support working capital needs as they arise. Internally generated cash flow should result in a near term pay-off of the debt portion of the Auto Master transaction.

 Stephens  Inc.  represented  Auto  Master   and   its  shareholders  in  the
 transaction.

 Earnings Forecast
 -----------------
 The Company expects the acquisition to be accretive to earnings beginning in the fourth quarter of 2006. The previous guidance for 2006 forecast diluted earnings per share was a range of $0.94 to $0.95. Based both on this acquisition and positive current-year trends in the Company's core businesses, management now believes that 2006 diluted earnings per share will be in a range of $0.96 to $0.97 per share.

 Looking ahead to 2007, the Company expects continued earnings growth from its core pawn and short-term advance businesses, primarily driven through its well-established store expansion strategy. Including the projected accretive earnings from Auto Master, the Company is initiating earnings per share guidance for 2007 in a range of $1.25 to $1.30 per share. This represents an increase of 29% to 34% over the upper end of the revised 2006 guidance.

 First Cash intends to continue with its significant store opening program, with a total of 70 to 75 new pawn and short-term advance stores anticipated for 2007. In addition, with the acquisition of Auto Master, the Company plans to open at least 3 to 5 new Buy-Here/Pay-Here dealerships during the remainder of 2006 and 2007.

 In discussing the updated guidance, Doug Orr, CFO, noted, "The Company's existing growth models, which include the opening of new short-term advance stores in the U.S. and new pawn stores in Mexico, will remain unaffected by the acquisition. We expect Auto Master to be accretive to our earnings, to become an integral part of our future expansion strategy, and to add a third significant platform for future growth."

 Summary
 -------
 In summary, Alan Barron, CEO, commented, "This combination is an ideal strategic fit for both First Cash and Auto Master in terms of similarity of operating styles, corporate cultures, customer synergy and geographic overlap. Additionally, Buy-Here/Pay-Here automotive retailing and related financing activities will provide additional revenue diversification for First Cash. The funding of this acquisition and investments in Auto Master's future growth represent an excellent utilization of a portion of anticipated excess cash flows currently generated by First Cash. Most importantly, Auto Master's strong profit margins and growth potential will complement and further improve First Cash's successful operating model. We are confident that this strategic acquisition will add significant accretive long-term value for our shareholders."

 Forward-Looking Information
 ---------------------------
 This release may contain forward-looking statements about the business, financial condition and prospects of First Cash Financial Services, Inc. ("First Cash" or the "Company"). Forward looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, can be identified by the use of forward-looking terminology such as "believes," "projects," "expects," "may," "estimates," "should," "plans," "intends,"
 "could," or "anticipates," or the negative thereof, or other variations thereon, or comparable terminology, or by discussions of strategy. Forward-looking statements can also be identified by the fact that these statements do not relate strictly to historical or current matters. Rather, forward-looking statements relate to anticipated or expected events, activities, trends or results. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties. Forward-looking statements in this release include, without limitation, the Company's expectations of earnings per share, earnings growth, revenues, profit margins, expansion strategies, industry growth, acquisition synergies, store openings, future liquidity, and cash flows. These statements are made to provide the public with management's current assessment of the Company's business. Although the Company believes that the expectations reflected in forward looking statements are reasonable, there can be no assurances that such expectations will prove to be accurate. Security holders are cautioned that such forward-looking statements involve risks and uncertainties. The forward-looking statements contained in this release speak only as of the date of this statement, and the Company expressly disclaims any obligation or undertaking to report any updates or revisions to any such statement to reflect any change in the Company's expectations or any change in events, conditions or circumstances on which any such statement is based. Certain factors may cause results to differ materially from those anticipated by some of the statements made in this release. Such factors are difficult to predict and many are beyond the control of the Company and may include changes in regional, national or international economic conditions, changes in consumer borrowing and repayment behaviors, credit losses, changes or increases in competition, the ability to locate, open and staff new stores, availability or access to sources of inventory, inclement weather, ability to successfully integrate acquisitions, ability to retain key management personnel, the ability to operate as a credit services organization in Texas, new legislative initiatives or governmental regulations, or changes to existing laws and regulations, affecting payday advance businesses, credit services organizations, pawn businesses and Buy-Here/Pay-Here automotive retailers in both the U.S. and Mexico, unforeseen litigation, changes in interest rates, changes in tax rates or policies, changes in gold prices, changes in energy prices, cost of funds, changes in foreign currency exchange rates, future business decisions, and other uncertainties. These and other risks and uncertainties are indicated in the Company's 2005 Annual Report on Form 10-K (see "Item 1A. Risk Factors") and updated in subsequent quarterly reports on Form 10-Q.

 About First Cash
 ----------------
 First Cash Financial Services, Inc. is a leading provider of specialty consumer financial services and related retail products. Its pawn stores lend money based on the collateral of pledged personal property, retail previously-owned merchandise acquired through loan forfeitures and in certain locations provide payday advances and credit services products. The Company's short-term advance locations provide various combinations of short-term advance products, check-cashing, credit services and other financial services products. With this acquisition, First Cash also operates automobile dealerships and related financing operations focused exclusively on the "Buy-Here/Pay-Here" segment of the used vehicle market. The Company now owns and operates a total of 383 stores and Buy-Here/Pay-Here dealerships in thirteen U.S. states and eight states in Mexico. First Cash is also an equal partner in Cash & Go, Ltd., a joint venture, which owns and operates 40 check-cashing and financial services kiosks located inside convenience stores.

 First Cash has been recognized for four consecutive years by Forbes magazine as one of its "200 Best Small Companies." This annual ranking is based on a combination of profitability and growth performance measures over the most current one and five-year periods. First Cash was also recently ranked for the second consecutive year by Fortune Small Business magazine on the "FSB 100: America's Fastest-Growing Small Public Companies." First Cash's common stock is traded on the Nasdaq Global Select Market, under the ticker symbol "FCFS," which has the highest initial listing standards of any exchange in the world based on financial and liquidity requirements. First Cash is also a component company in the Russell 2000 Index.


 For further information, please contact:

 Rick Wessel, Vice Chairman & President
 Doug Orr, Executive Vice President & Chief Financial Officer

 Phone:   (817) 505-3199
 Email:   investorrelations@firstcash.com
 Website: www.firstcash.com